UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report November 6, 2009

Commission File Number  000-27261

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Oregon	93-0549963
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

9191 South Jamaica Street,
Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip Code)

(303) 771-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

New Price for Common Stock and Trade Date Established.

Effective November 6, 2009, the Board of Directors established the price of the CH2M HILL common stock at $40.91 per share.  This price is a 14.5% increase from the price of CH2M HILL common stock that was set by the CH2M HILL Board of Directors on August 7, 2009.  For an explanation of CH2M HILL’s historical financial performance, see CH2M HILL’s financial information included in CH2M HILL’s public filings with the United States Securities and Exchange Commission which may be accessed on the Commission’s web site located at http://www.sec.gov.

The next trade date on CH2M HILL’s internal market is December 4, 2009.  Those eligible participants who wish to buy or sell CH2M HILL common stock on this trade date will need to notify our broker, Neidiger, Tucker and Bruner, Inc. (“NTB”), no later than November 25, 2009.  All eligible participants will receive detailed information about the trade date and how to participate directly from NTB.

The price of the CH2M HILL common stock is established by the Board of Directors pursuant to the following valuation methodology:

Share Price = [(7.8 x M x P) + (SE)]/CS

The following table sets forth information concerning the various factors and values used by the Board of Directors to determine the new stock price.  For an explanation of the factors and values used by the CH2M HILL Board of Directors in setting the price of the common stock, see the section titled “ INTERNAL MARKET INFORMATION — Stock Price Determined by Board of Directors” in our prospectus dated February 27, 2004 and amended as of April 21, 2004 which you can find at http://www.sec.gov or receive from CH2M HILL by calling (303) 771-0900.

Effective Date	Price Per Share	M(1)	P(2)	SE(3)	CS(4)
			(in thousands)	(in thousands)	(in thousands)
November 6, 2009	$40.91	1.2	$93,047	$544,759	34,608

The factors and values in the table above are defined as follows:

(1)                                  “M” is the market factor, which is subjectively determined in the sole discretion of the Board of Directors.  In determining the market factor, the Board of Directors takes into account numerous factors further described in our prospectus in determining the fair market value of the common stock.  This “M” component of our stock price valuation remained unchanged since the inception of the current ownership program in 2000 until the November 9, 2007 valuation, when it was changed by the Board of Directors from 1.0 to 1.2.

(2)                                  “P” is profit after tax, otherwise referred to as net income, for the four fiscal quarters immediately preceding the trade date.

(3)                                  “SE” is total shareholders’ equity, which includes intangible items, as set forth on CH2M HILL’s quarterly or annual financial statements for the relevant period.  For purposes of setting the price of the common stock, the Board excluded from the “SE” parameter the accumulated other comprehensive loss and noncontrolling interest of $25.0 million, which includes (i) a non-cash reduction in shareholders’ equity for a minimum pension liability adjustment in the amount of $47.0 million, net of tax, (ii) a non-cash increase in shareholders’ equity due to an unrealized gain on marketable equity securities in the amount of $0.7 million, net of tax, (iii) a non-cash increase in shareholders’ equity of $6.6 million related to foreign currency translation adjustments and (iv) an increase in noncontrolling interests of $14.7 million.  We anticipate that the balances reflected in accumulated other comprehensive loss and noncontrolling interests as reported on the consolidated balance sheet for the relevant period will continue to be excluded from the “SE” parameter on a going forward basis.

(4)                                  “CS” is the weighted average number of shares of common stock outstanding during the four fiscal quarters immediately preceding the trade date, calculated on a fully diluted basis.  By comparison, the year to date weighted average number of shares of common stock as reflected in the diluted earnings per share calculation in CH2M HILL’s financial statements is 32,576,869.

As described in our prospectus, under the CH2M HILL stock price valuation methodology, the Board of Directors has the discretion to review events and exclude nonrecurring or unusual transactions from certain of the parameters used in the stock price valuation.  Transactions are considered nonrecurring or unusual if the market would not generally take them into account in valuing an equity security.

Non-cash depreciation and amortization charges relating to acquisitions.  In the fourth quarter of 2008 and the first three quarters of 2009, CH2M HILL recognized certain non-cash depreciation and amortization charges relating to acquisitions, resulting in a reduction of our earnings (net of tax) in the amount of approximately $7.4 million for the fourth quarter of 2008 and a total of $20.3 million for the first three quarters of 2009.  These non-cash charges are charges that would generally not be taken into account in valuing an equity security.  Therefore, the Board of Directors decided to exclude these acquisition costs from the “P” (profit after tax) parameter for stock valuation purposes.  These non-cash depreciation and amortization charges are part of CH2M HILL’s cumulative earnings history, however, and the Board determined that it should, therefore, still reflect them in the stock valuation calculation as part of the “SE” parameter (total shareholders’ equity).  The Board intends to treat these asset depreciation and amortization costs similarly in the future by excluding them from the “P” calculation while retaining them in the “SE” parameter.

Restructuring charge.  In the fourth quarter of 2008, CH2M HILL recognized a charge of $6.4 million (net of tax and incentive accruals) related to severance costs for downsizing of its Spanish operations.  This charge was considered unusual in that it would generally not be taken into account in valuing an equity security.  Therefore, the Board of Directors decided to exclude this restructuring charge from the “P” (profit after tax) parameter for stock valuation purposes.  This restructuring charge is part of CH2M HILL’s cumulative earnings history and, therefore, the Board determined that it should still reflect it in the stock valuation calculation as part of the “SE” parameter (total shareholders’ equity).

Enterprise Management Solutions business sale.  In the third quarter of 2009, CH2M HILL completed the sale of certain assets and liabilities of its Enterprise Management Solutions business.  This sale resulted in a gain of $36.6 million (net of tax).  This gain was considered unusual in that it would generally not be taken into account in valuing an equity security.  Therefore, the Board of Directors decided to exclude this gain from the “P” (profit after tax) parameter for stock valuation purposes.  This gain is part of CH2M HILL’s cumulative earnings history and, therefore, the Board determined that it should still reflect it in the stock valuation calculation as part of the “SE” parameter (total shareholders’ equity).

Historical Prices for CH2M HILL Common Stock

The prices for CH2M HILL common stock for the past three years have been:

Effective Date	Price Per Share	Percentage Price Increase (Decrease)
November 10, 2006	18.75	0.3%
February 9, 2007	19.63	4.7%
May 10, 2007	20.91	6.5%
August 10, 2007	22.82	9.1%
November 9, 2007	27.94	22.4%
February 8, 2008	30.32	8.5%
May 8, 2008	31.31	3.3%
August 15, 2008	30.71	(1.9)%
November 7, 2008	30.77	0.2%
February 13, 2009	31.10	1.1%
May 7, 2009	32.54	4.6%
August 7, 2009	35.72	9.8%
November 6, 2009	40.91	14.5%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CH2M HILL has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.

Date: November 6, 2009	By:	/s/ M. Catherine Santee
M. Catherine Santee

Its: Senior Vice President and Chief Financial Officer